Exhibit 99.1

Investor/Press Contact: Marge Boccuti Manager, Investor Relations 610-832-7702 marge.boccuti@bdnreit.com	Company Contact: Howard M. Sipzner EVP & CFO 610-832-4907 howard.sipzner@bdnreit.com
Brandywine Realty Trust Announces Fourth Quarter and Full Year 2008 Earnings
and Adjusts 2009 Earnings and FFO Guidance
Radnor, PA, February 18, 2009 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, announced today its financial and operating results for the three- and twelve-month periods ended December 31, 2008. The highlights are as follows:
Financial Highlights — Fourth Quarter
▪	Net income allocated to common shares totaled $14.7 million or $0.17 per diluted share in the fourth quarter of 2008 compared to $31.9 million or $0.37 per diluted share in the fourth quarter of 2007. The fourth quarter of 2008 included $16.3 million of gains on the early extinguishment of debt, $4.6 million of income from joint ventures, $6.9 million of income from discontinued operations and a $10.8 million provision for the impairment of land held for development, while the fourth quarter of 2007 included a $40.5 million gain on the sale of depreciated real estate to a joint venture and $2.2 million of income from discontinued operations.

▪	Funds from operations (FFO) in the fourth quarter of 2008 totaled $57.8 million ($68.7 million excluding the $10.8 million land impairment charge) or $0.64 per diluted share ($0.75 per diluted share excluding the impairment charge) compared to $53.8 million or $0.59 per diluted share in the fourth quarter of 2007. Our fourth quarter 2008 FFO payout ratio was 68.8% ($0.44 common share dividend paid / $0.64 FFO per share) or 58.7% excluding the impairment charge.

▪	In the fourth quarter of 2008, we incurred $11.4 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $53.3 million of cash available for distribution (CAD) or $0.59 per diluted share compared to $33.1 million of CAD or $0.36 per diluted share in the fourth quarter of 2007 when we incurred $13.6 million of revenue maintaining capital expenditures. Our fourth quarter 2008 CAD payout ratio was 74.6% ($0.44 common share dividend paid / $0.59 CAD per share).
Financial Highlights — Full Year 2008
▪	Net income allocated to common shares totaled $35.5 million or $0.41 per diluted share in 2008 compared to $48.7 million or $0.56 per diluted share in 2007. 2008 net income included $20.7 million of gains on the early extinguishment of debt, $29.8 million of discontinued operations income (net of a $6.9 million impairment provision related to the sale of real estate) and the $10.8 million land impairment charge, while 2007 net income included a $40.5 million gain on the sale of depreciated real estate to a joint venture and $38.1 million of discontinued operations income.

▪	FFO in 2008 totaled $226.1 million ($243.8 million excluding $17.7 million of aggregate impairment charges) or $2.49 per diluted share ($2.68 per diluted share excluding the impairment charges), compared to $233.3 million or $2.55 per diluted share in 2007. Our FFO payout ratio for the year ended December 31, 2008 was 70.7% ($1.76 common share dividends paid / $2.49 FFO per diluted share) or 65.7% excluding the impairment charges.

555 East Lancaster Avenue, Suite 100; Radnor, PA 19087	Phone: (610) 325-5600 • Fax: (610) 325-5622

▪	For the year ended December 31, 2008, CAD totaled $185.5 million or $2.04 per diluted share reflecting $36.5 million of revenue maintaining capital expenditures versus $134.4 million or $1.47 per diluted share reflecting $60.8 million of revenue maintaining capital expenditures for the year ended December 31, 2007. Our CAD payout ratio for 2008 was 86.3% ($1.76 common share dividends paid / $2.04 CAD per diluted share).
Portfolio Highlights
▪	In the fourth quarter of 2008, our net operating income (NOI) excluding termination revenues and other income items increased 3.0% on a GAAP basis and 8.8% on a cash basis for our 234 same store properties which were 92.5% and 93.8% occupied on December 31, 2008 and December 31, 2007, respectively. For 2008, NOI excluding termination revenues and other income items for our same store portfolio decreased 0.6% on a GAAP basis and increased 2.9% on a cash basis.

▪	In the fourth quarter of 2008, our core portfolio retention rate was 77.4% with overall negative net absorption of 17,539 square feet. During the fourth quarter of 2008, we achieved a 6.7% increase on our renewal rental rates and an 11.6% increase on our new lease and expansion rental rates, both on a GAAP basis.

▪	At December 31, 2008, our core portfolio (excluding four recently completed but not yet stabilized developments) was 92.4% occupied and 93.1% leased (reflecting leases commencing after December 31, 2008). With these four developments included, our core portfolio was 90.2% occupied and 92.3% leased at December 31, 2008. We owned 248 properties at December 31, 2008, encompassing 240 core properties aggregating 23.9 million square feet and eight development/redevelopment properties aggregating 2.3 million square feet.
Investment Highlights
▪	We did not acquire any properties in the fourth quarter of 2008 nor in all of 2008.

▪	In the fourth quarter of 2008, we sold a five-property office portfolio in Oakland, California for aggregate consideration of $412.5 million and an office building in Richmond, Virginia for $48.8 million, bringing year-to-date completed sales volume to $517.5 million. Net of $95.3 million of buyer debt assumptions, $40.0 million of seller financing and $8.5 million of transaction costs, these two sales provided aggregate net proceeds of approximately $317.5 million which were used during the quarter for debt repayments and other general corporate purposes.

▪	Subsequent to year-end, we sold a 66,664 square foot, two-property office portfolio located at 748 and 855 Springdale Drive in Chester County, Pennsylvania for aggregate consideration of approximately $9.0 million of which $8.0 million was paid in cash by the buyer and $950,000 was deferred as a second mortgage note receivable due December 31, 2009. The properties were 85.7% occupied at the time of the sale. The proceeds were used for general corporate purposes including the repayment of balances under our revolving unsecured credit facility.

▪	At December 31, 2008, we were proceeding on two developments and six redevelopments with total project costs of $440.7 million of which $294.3 million remained to be funded in 2009 ($179.0 million) and 2010 ($115.3 million). These amounts include $355.5 million of total project costs for the combined 30th Street Post Office (100% leased to the Internal Revenue Service) and Cira South Garage (94.3% leased to the Internal Revenue Service) in Philadelphia, Pennsylvania of which $275.7 million remained to be funded at December 31, 2008. We are also finishing the lease-up of four recently completed developments for which we expect to spend an additional $38.0 million in 2009.

▪	On November 17, 2008 as previously disclosed, we closed a transaction with US Bancorp related to the historic rehabilitation of the 30th Street Post Office whereby US Bancorp agreed to contribute approximately $67.9 million of project costs and advanced $10.2 million of that at the closing. The remaining funds are expected to be advanced later this year and in 2010 subject to our achievement of certain construction milestones and compliance with federal rehabilitation regulations. In return for its investment, US Bancorp will, upon completion of the project in 2010, receive substantially all of the rehabilitation credits available under section 47 of the Internal Revenue Code.

▪	On December 30, 2008, we closed a transaction with US Bancorp related to the development of the Cira South Garage whereby US Bancorp contributed approximately $9.0 million towards former and future project costs in return for which it will receive substantially all of the new markets tax credits available under section 45D of the Internal Revenue Code. As a result of this transaction, we held $31.4 million of cash in escrow at December 31, 2008, $31.2 million of which we funded from borrowings under our unsecured revolving credit facility. The escrowed cash will fund future development costs of the Cira South Garage during 2009, and has been temporarily used to fund our repurchase of certain unsecured notes described below.

▪	As of December 31, 2008, we have suspended future capitalization of interest and operating expenses on all of our land holdings. Furthermore, our year-end land review has identified a number of instances where the historical carrying value exceeded our current estimate of fair value based on a combination of near-term sales potential and realizable development value. In each of these instances, we have calculated an associated non-cash impairment charge, which in the aggregate, totaled $10.8 million in the fourth quarter of 2008.
Capital Markets Highlights
▪	On December 15, 2008, we repaid the entire balance of our $113.0 million unsecured senior notes at maturity, using available cash balances and a draw on our unsecured revolving credit facility.

▪	During the fourth quarter of 2008, we repurchased a total of $134.2 million of our unsecured senior notes maturing in 2009, 2010 and 2011 (our exchangeable notes due 2026 with a put date in October 2011) in open-market transactions, generating aggregate gains of $16.3 million on the early extinguishment of debt. During all of 2008, we repurchased a total of $165.7 million of our 2009, 2010 and 2011 Notes in open-market transactions, generating aggregate gains of $20.7 million on the early extinguishment of debt.

▪	At December 31, 2008, our net debt to gross assets measured 50.9% compared to a peak of 54.3% at September 30, 2007, reflecting a $524.7 million reduction in our net debt over that fifteen-month period. At December 31, 2008, we had $436.5 million available for use and drawdown under our various credit facilities.

▪	We achieved a 2.7 times interest coverage ratio for the year ended December 31, 2008 versus 2.5 times for the year ended December 31, 2007.

▪	Subsequent to quarter end, we repurchased an additional $21.3 million of the 2009, 2010 and 2011 Notes in open-market transactions and completed a tender offer for $40.3 million of our 2009 Notes ($28.4 million of which will be held along with $4.1 million of prior open-market repurchases of the 2009 Notes in an escrow account until the November 2009 maturity). Our year-to-date repurchase activities have generated gains of $5.2 million on the early extinguishment of debt which we expect to recognize in the first quarter of 2009.
“In this difficult economic environment, our asset quality, sub-market positioning and the depth of our operating team are driving core portfolio performance with outstanding retention rates, steady new leasing and continued rental rate growth along with diligent expense control and restrained capital expenditures,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “Our innovative tax credit transactions on the 30th Street Station Post Office and Cira South Garage will fund

$76.9 million of gross permanent capital or approximately 22% of these projects’ aggregate costs. Our broader efforts remain focused on continuing to enhance liquidity and strengthen our balance sheet through capital retention, targeted sales activity and management of our existing and prospective liabilities.”
Distributions
On December 10, 2008, our Board of Trustees declared a quarterly dividend distribution of $0.30 per common share that was paid on January 20, 2009 to shareholders of record as of January 6, 2009. Our Board also declared quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on January 15, 2009 to holders of record as of December 30, 2008 of the Series C and Series D Preferred Shares, respectively.
Share Repurchase Program
We are authorized to purchase an additional 539,200 common shares and may make repurchases from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate us to repurchase any shares. We did not purchase any shares in all of 2008 and may discontinue the program at any time.
2009 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our reports filed with the Securities and Exchange Commission, we are revising our previously issued guidance for full year 2009 FFO per diluted share to be in a range of $2.04 to $2.21 versus the prior range of $2.17 to $2.27 due to the impact of suspending capitalization of interest and expenses on land inventory, uncertainty related to leasing in the second half of 2009 and potential but as-yet unidentified credit exposures. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2009 FFO per diluted share and earnings per diluted share:

Guidance for 2009	Range or Value
Earnings (loss) per diluted share allocated to common shareholders	$(0.16)	to	$0.01
Plus: real estate depreciation and amortization	2.20		2.20

FFO per diluted share	$2.04	to	$2.21
Our 2009 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our current practice.
Accounting Disclosure
During the quarter ended June 30, 2008, we identified certain instances dating back to 1998 in which we canceled, upon the vesting of restricted shares, a portion of such shares in settlement of tax withholdings in excess of statutory rates. As a result, we have changed the classification of the affected restricted share grants from equity to liability awards with corresponding immaterial changes in individual period net income amounts. While no single period impact is material, the error required correction. We have made corresponding revisions as appropriate to our prior period financial statements in our supplemental information package and SEC filings. No Form 8-K or prior period restatement filings were required.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.
For information purposes, we also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, minority interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and minority interest in property partnerships. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.

Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of the Company’s CAD calculation and represent the portion of capital expenditures required to maintain the Company’s current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, the Company excludes capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Fourth Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, February 19, 2009 at 11:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #79866255. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, March 5, 2009 by calling 1-800-642-1687 and providing access code 79866255. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the fourth quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.
Looking Ahead — First Quarter 2009 Conference Call
We anticipate that we will release our first quarter 2009 earnings on Wednesday, April 29, 2009, after the market close and will host our first quarter 2009 conference call on Thursday, April 30, 2009, at 11:00 a.m. EDT. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 39.0 million square feet, including 26.2 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K and Form 10-K/A for the year ended December 31, 2007. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	December 31,	December 31,
	2008	2007
ASSETS
Real estate investments:
Operating properties	$4,603,824	$4,813,563
Accumulated depreciation	(639,976)	(558,908)

	3,963,848	4,254,655
Construction-in-progress	114,003	331,973
Land inventory	112,699	70,297

	4,190,550	4,656,925

Cash and cash equivalents	3,924	5,600
Cash in escrow	31,385	—
Accounts receivable, net	11,762	17,057
Accrued rent receivable, net	86,362	83,098
Investment in real estate ventures	71,028	71,598
Deferred costs, net	89,866	87,123
Intangible assets, net	145,757	218,149
Notes receivable	48,048	10,929
Other assets	59,008	63,620

Total assets	$4,737,690	$5,214,099

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable, including premiums	$487,525	$611,898
Borrowings under credit facilities	153,000	130,727
Unsecured term loan	183,000	150,000
Unsecured senior notes, net of discounts	1,930,147	2,208,344
Accounts payable and accrued expenses	74,824	76,919
Distributions payable	29,288	42,368
Tenant security deposits and deferred rents	58,692	65,241
Acquired lease intangibles, net	47,626	67,281
Other liabilities	63,545	30,154

Total liabilities	3,027,647	3,382,932

Minority interest	53,199	83,990

Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	884	870
Additional paid-in capital	2,327,615	2,324,342
Deferred compensation payable in common stock	6,274	5,651
Common shares in treasury	(14,121)	(53,449)
Common shares held in grantor trust	(6,274)	(5,651)
Cumulative earnings	509,834	476,910
Accumulated other comprehensive loss	(17,005)	(1,885)
Cumulative distributions	(1,150,406)	(999,654)

Total beneficiaries’ equity	1,656,844	1,747,177

Total liabilities and beneficiaries’ equity	$4,737,690	$5,214,099

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Revenue
Rents	$124,244	$130,093	$495,849	$506,026
Tenant reimbursements	24,453	21,911	84,129	81,166
Termination fees	338	635	4,800	10,053
Third party management fees, labor reimbursement and leasing	5,162	5,572	20,401	19,691
Other	554	1,250	2,932	5,961

Total revenue	154,751	159,461	608,111	622,897

Operating Expenses
Property operating expenses	44,502	44,228	167,033	168,544
Real estate taxes	14,918	14,977	61,097	59,863
Third party management expenses	2,548	2,862	8,965	10,361
Depreciation and amortization	51,378	55,912	205,905	223,227
General & administrative expenses	5,100	6,119	23,002	27,938
Provision for impairment on land inventory	10,841	—	10,841	—

Total operating expenses	129,287	124,098	476,843	489,933

Operating income	25,464	35,363	131,268	132,964

Other income (expense)
Interest income	1,236	586	1,839	4,018
Interest expense	(35,924)	(39,286)	(142,770)	(157,178)
Deferred financing costs	(1,652)	(1,115)	(5,450)	(4,496)
Loss on settlement of treasury lock agreements	—	(3,698)	—	(3,698)
Equity in income of real estate ventures	4,609	934	8,447	6,955
Net gain on disposition of depreciated real estate	—	40,498	—	40,498
Net (loss) gain on disposition of undepreciated real estate	—	—	(24)	421
Gain on early extinguishment of debt	16,322	—	20,664	—

Income (loss) before minority interest and discontinued operations	10,055	33,282	13,974	19,484

Minority interest — partners’ share of consolidated real estate ventures	(10)	(362)	(127)	(465)
Minority interest attributable to continuing operations — LP units	(262)	(1,278)	(177)	(435)

Income (loss) from continuing operations	9,783	31,642	13,670	18,584

Discontinued operations:
Income from discontinued operations	41	2,078	9,339	14,081
Net gain on disposition of discontinued operations	7,096	252	28,497	25,743
Provision for impairment of discontinued operations	—	—	(6,850)	—
Minority interest attributable to discontinued operations — LP units	(232)	(99)	(1,176)	(1,702)

	6,905	2,231	29,810	38,122

Net income (loss)	16,689	33,873	43,480	56,706
Income allocated to Preferred Shares	(1,998)	(1,998)	(7,992)	(7,992)

Income (loss) allocated to Common Shares	$14,691	$31,875	$35,488	$48,714

PER SHARE DATA
Basic income (loss) per Common Share	$0.17	$0.37	$0.41	$0.56

Basic weighted-average shares outstanding	87,809,337	86,843,035	87,369,852	87,272,148

Diluted income (loss) per Common Share	$0.17	$0.37	$0.41	$0.56

Diluted weighted-average shares outstanding	88,027,617	87,039,547	87,583,163	87,321,276

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
Reconciliation of Net Income to Funds from Operations (FFO):
Net income allocated to common shares	$14,691	$31,875	$35,488	$48,714

Add (deduct):
Minority interest attributable to continuing operations — LP units	262	1,278	177	435
Net (gain) on disposition of depreciated real estate	—	(40,498)	—	(40,498)
Net loss (gain) on disposition of undepreciated real estate	—	—	24	(421)
Net (gain) on disposition of unconsolidated real estate venture	(3,180)	—	(3,180)	—
Minority interest attributable to discontinued operations — LP units	232	99	1,176	1,702
Net (gain) on disposition of discontinued operations	(7,096)	(252)	(28,497)	(25,743)

Loss before net gains on sale of interests in real estate and minority interest	4,908	(7,498)	5,188	(15,811)

Add:
Depreciation and amortization:
Real property — continuing operations	37,513	40,301	149,252	160,905
Leasing costs (includes acquired intangibles) — continuing operations	13,329	14,962	54,355	59,744
Real property — discontinued operations	—	3,419	6,681	16,110
Leasing costs (includes acquired intangibles) — discontinued operations	—	1,345	2,869	7,723
Company’s share of unconsolidated real estate ventures	2,294	1,495	8,671	6,197
Partners’ share of consolidated real estate ventures	(220)	(223)	(881)	(1,578)

Funds from operations	$57,824	$53,801	$226,135	$233,290

FFO per share — fully diluted	$0.64	$0.59	$2.49	$2.55

FFO, excluding provision for impairments	$68,665	$53,801	$243,826	$233,290

FFO per share, excluding provision for impairments — fully diluted	$0.75	$0.59	$2.68	$2.55

Weighted-average shares/units outstanding — fully diluted	90,976,746	90,879,389	90,960,195	91,532,534
Distributions per Common Share	$0.44	$0.44	$1.76	$1.76

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	68.8%	74.6%	70.7%	69.0%
Payout ratio of FFO, excluding provision for impairments	58.7%	74.6%	65.7%	69.0%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations	$57,824	$53,801	$226,135	$233,290

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(2,813)	(8,043)	(16,543)	(28,304)
Deferred market rental income, including discontinued operations	(1,611)	(2,914)	(8,104)	(12,226)
Company’s share of unconsolidated real estate ventures’ straight-line rent and deferred market rent	242	178	526	683
Partners’ share of consolidated real estate ventures’ straight-line rent and deferred market rent	(40)	(39)	(158)	(156)
Operating expense from straight-line rent	370	383	1,519	1,651
Net (loss) gain on sale of undepreciated real estate	—	—	(24)	421
Provision for impairment on land inventory	10,841	—	10,841	—
Provision for impairment of discontinued operations	—	—	6,850	—
Loss on settlement of treasury lock agreements	—	3,698	—	—
Deferred compensation costs	569	756	4,408	4,104
Fair market value amortization — mortgage notes payable	(684)	(1,063)	(3,538)	(4,228)
Revenue maintaining capital expenditures
Building improvements	(2,326)	(1,751)	(4,862)	(7,075)
Tenant improvements	(5,464)	(9,496)	(19,068)	(42,277)
Lease commissions	(3,622)	(2,382)	(12,527)	(11,442)

Total revenue maintaining capital expenditures	(11,412)	(13,629)	(36,457)	(60,794)
Cash available for distribution	$53,286	$33,128	$185,455	$134,441

CAD per share — fully diluted	$0.59	$0.36	$2.04	$1.47

Weighted-average shares/units outstanding — fully diluted	90,976,746	90,879,389	90,960,195	91,532,534
Distributions per Common Share	$0.44	$0.44	$1.76	$1.76

Payout ratio of CAD (Distribution per Common Share divided by CAD per Share)	74.6%	122.2%	86.3%	119.7%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — 4th QUARTER
(unaudited and in thousands)
Of the 248 properties owned by the Company as of December 31, 2008, a total of 234 properties (“Same Store Properties”) containing an aggregate of 22.9 million net rentable square feet were owned for the entire three-month periods ended December 31, 2008 and 2007. Average occupancy for the Same Store Properties was 92.5% during 2008 and 93.8% during 2007. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended December 31,
	2008	2007
Revenue
Rents	$118,486	$119,697
Tenant reimbursements	23,344	17,901
Termination fees	338	629
Other	389	444

	142,557	138,671

Operating expenses
Property operating expenses	41,802	40,180
Real estate taxes	13,453	13,389

Net operating income	$87,302	$85,102

Net operating income — percentage change over prior year	2.6%

Net operating income, excluding termination fees & other	$86,575	$84,029

Net operating income, excluding termination fees & other — percentage change over prior year	3.0%

Net operating income	$87,302	$85,102
Straight line rents	(2,218)	(5,963)
FAS 141 rents	(1,610)	(2,078)
Non-cash ground rent	370	383

Cash — Net operating income	$83,844	$77,444

Cash — Net operating income — percentage change over prior year	8.3%

Cash — Net operating income, excluding termination fees & other	$83,117	$76,371

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	8.8%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended December 31,
	2008	2007
Net Income	$16,689	$33,873
Add/(deduct):
Interest income	(1,236)	(586)
Interest expense	35,924	39,286
Deferred financing costs	1,652	1,115
Loss on settlement of treasury lock agreements	—	3,698
Equity in income of real estate ventures	(4,609)	(934)
Depreciation and amortization	51,378	55,912
Net gain on sale of depreciated real estate	—	(40,498)
Provision for impairment on land inventory	10,841	—
Gain on early extinguishment of debt	(16,322)	—
General & administrative expenses	5,100	6,119
Minority interest — partners’ share of consolidated real estate ventures	10	362
Minority interest attributable to continuing operations — LP units	262	1,278
Income from discontinued operations	(6,905)	(2,231)

Consolidated net operating income	92,783	97,394
Less: Net operating income of non same store properties	(3,008)	(3,606)
Less: Eliminations and non-property specific net operating income	(2,473)	(8,686)

Same Store net operating income	$87,302	$85,102

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR-TO-DATE
(unaudited and in thousands)
Of the 248 properties owned by the Company as of December 31, 2008, a total of 224 properties (“Same Store Properties”) containing an aggregate of 21.5 million net rentable square feet were owned for the entire twelve-month periods ended December 31, 2008 and 2007. Average occupancy for the Same Store Properties was 93.1% during 2008 and 91.8% during 2007. The following table sets forth revenue and expense information for the Same Store Properties:

	Twelve Months Ended December 31,
	2008	2007
Revenue
Rents	$439,609	$441,312
Tenant reimbursements	75,828	71,156
Termination fees	4,700	9,950
Other	1,746	2,610

	521,883	525,028

Operating expenses
Property operating expenses	152,177	149,484
Real estate taxes	52,167	50,149

Net operating income	$317,539	$325,395

Net operating income — percentage change over prior year	-2.4%

Net operating income, excluding termination fees & other	$311,093	$312,835

Net operating income, excluding termination fees & other — percentage change over prior year	-0.6%

Net operating income	$317,539	$325,395
Straight line rents	(10,432)	(17,855)
FAS 141 rents	(6,065)	(8,761)
Non-cash ground rent	1,519	1,651

Cash — Net operating income	$302,561	$300,430

Cash — Net operating income — percentage change over prior year	0.7%

Cash — Net operating income, excluding termination fees & other	$296,115	$287,870

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	2.9%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Twelve Months Ended December 31,
	2008	2007
Net Income	$43,480	$56,706
Add/(deduct):
Interest income	(1,839)	(4,018)
Interest expense	142,770	157,178
Deferred financing costs	5,450	4,496
Loss on settlement of treasury lock agreements	—	3,698
Equity in income of real estate ventures	(8,447)	(6,955)
Depreciation and amortization	205,905	223,227
Net gain on sale of depreciated real estate	—	(40,498)
Net (loss) gain on sale of undepreciated real estate	24	(421)
Provision for impairment on land inventory	10,841	—
Gain on early extinguishment of debt	(20,664)	—
General & administrative expenses	23,002	27,938
Minority interest — partners’ share of consolidated real estate ventures	127	465
Minority interest attributable to continuing operations — LP units	177	435
Income from discontinued operations	(29,810)	(38,122)

Consolidated net operating income	371,016	384,129
Less: Net operating income of non same store properties	(37,653)	(26,398)
Less: Eliminations and non-property specific net operating income (loss)	(15,824)	(32,336)

Same Store net operating income	$317,539	$325,395